EXHIBIT 10.1
EXECUTION COPY
SIXTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
     SIXTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of May 14, 2008 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Handleman Company, a Michigan corporation (“Holdings”), Handleman Services Company, a Michigan corporation (“Handleman Services”), certain subsidiaries of Holdings identified on the signature page hereto as “Borrowers” (such Subsidiaries, together with Handleman Services, are referred to individually as a “Borrower” and collectively, jointly and severally, as “Borrowers”), certain subsidiaries of Holdings identified on the signature page hereto as “Guarantors” (such subsidiaries, together with Holdings, are referred to individually as a “Guarantor” and collectively, jointly and severally, as “Guarantors”), the lenders party hereto from time to time (“Lenders”), and Silver Point Finance, LLC (“Silver Point”), as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with Administrative Agent, each an “Agent” and collectively the “Agents”).
     WHEREAS, Borrowers and Guarantors have requested that Agents and Lenders agree to amend certain terms and conditions of the Credit Agreement, in each case, as more fully set forth herein; and
     WHEREAS, Agents and Lenders have agreed to make such amendments to the Credit Agreement, in each case, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Definitions. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.
     2. Amendments to Credit Agreement.
          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto, in appropriate alphabetical order, to read in its entirety as follows:
“‘Trade Lien Agent’ shall mean the agent for certain trade creditors under the Trade Lien Agreement, and its successors and assigns in such capacity.”
“‘Trade Lien Agreement’ shall mean a Trade Lien Agreement, by and among the Borrowers, the Guarantors, the Trade Lien Agent and the trade creditors from time to time party thereto, in form and substance satisfactory to the Agents and Lenders.”
“‘Trade Lien Intercreditor Agreement’ shall mean an Intercreditor and Lien Subordination Agreement, by and among the Agents, the Working Capital Agent and the Trade Lien Agent, and acknowledged by the Borrowers and the Guarantors, in form and substance satisfactory to the Agents and Lenders, as the same may be amended, supplemented or otherwise modified from time to time and any annexes, exhibits, schedules to any of the foregoing.”
          (b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of the term “Fixed Charge Coverage Ratio” to read in its entirety as follows:
“‘Fixed Charge Coverage Ratio’ means the ratio as of the last day of any Fiscal Month of (a) Consolidated Adjusted EBITDA for the twelve month period most recently ended, taken as a single accounting period (or in the case of any period ended on or prior to May 2, 2009, Consolidated Adjusted EBITDA for the period from May 4, 2008 through the date of determination), to (b) Consolidated Fixed Charges for such period.”
          (c) Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (f) of the definition of “Consolidated Adjusted EBITDA” contained therein to read in its entirety as follows:
“(f) amortization of License Advances and Exclusive Distribution Costs; plus”
          (d) Section 1.1 of the Credit Agreement is hereby amended by deleting the word “Amounts” contained in clause (f) of the definition of “Consolidated Excess Cash Flow” contained therein and inserting the word “Costs” in its stead.
          (e) Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (vi) of the definition of “Consolidated Fixed Charges” contained therein to read in its entirety as follows:
“(vi) License Advances paid in cash and Exclusive Distribution Costs paid in cash; plus”
          (f) Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “Trade Lien Intercreditor Agreement,” immediately after the phrase “Intercreditor Agreement,” in the definition of the term “Credit Documents” contained therein.
          (g) Section 1.1 of the Credit Agreement is hereby amended by deleting each reference to the phrase “Section 6.7(f)” contained in the definition of the term “Permitted Acquisition” and inserting the phrase “Section 6.7(g)” in its stead.
          (h) Section 2.7(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“2.7 Interest on Loans.
(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i) in the case of Tranche A Term Loans and Revolving Loans:

(A) if a Base Rate Loan, at the Base Rate plus seven percent (7.0%) per annum; or
(B) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus eight percent (8.0%) per annum;
(ii) in the case of Tranche B Term Loans:
(A) if a Base Rate Loan, at the Base Rate plus ten percent (10.0%) per annum; or
(B) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus eleven percent (11.0%) per annum.”
               (i) Section 5.1(i) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof to read in its entirety as follows:
“provided, that the Financial Plan required to be submitted on May 5, 2008 shall not be required to include information for the 2010, 2011 and 2012 Fiscal Years of the Credit Parties so long as such information is delivered to Agents by not later than December 31, 2008.”
               (j) Section 5.21 of the Credit Agreement is hereby amended by deleting the phrase “April 15, 2008” contained therein and inserting the phrase “August 31, 2008” in its stead.
               (k) Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (o) thereof, (ii) deleting the period at the end of clause (p) thereof and inserting a semicolon and the word “and” in its stead, and (iii) adding the following new clause (q) to the end thereof to read in its entirety as follows:
“(q) Liens in favor of the Trade Lien Agent under the Trade Lien Agreement, so long as any such Lien is subject to the Trade Lien Intercreditor Agreement;”
               (l) Section 6.4 of the Credit Agreement is hereby amended by deleting each reference to the phrase “Section 6.7(f)” contained therein and inserting the phrase “Section 6.7(g)” in its stead.
               (m) Clause (v) of Section 6.6(a) of the Credit Agreement is hereby amended by inserting the parenthetical “(or in the case of amounts held exclusively for purposes of payroll, two Business Days)” immediately following the phrase “one Business Day” contained therein.
               (n) Clause (e) of Section 6.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(e) Consolidated Capital Expenditures, License Advances, Exclusive Distribution Costs and Software Development Costs, in each case, to the extent permitted by Section 6.7(b);”
               (o) Section 6.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“6.7 Financial Covenants.
(a) Consolidated Adjusted EBITDA. Holdings shall not permit Consolidated Adjusted EBITDA as at the end of the most-recently-ended Fiscal Month for the trailing twelve-month period then ended (or in the case of any period ended on or prior to May 2, 2009, for the period from May 4, 2008 through the date of determination) to be less than the correlative amount indicated below:

Consolidated Adjusted
Fiscal Month Ended On or About	EBITDA
May 31, 2008	($1,637,000)
June 30, 2008	($1,478,000)
July 31, 2008	($2,445,000)
August 30, 2008	($383,000)
September 30, 2008	$1,613,000
October 31, 2008	$8,347,000
November 30, 2008	$23,677,000
December 31, 2008	$28,676,000
January 31, 2009	$20,335,000
February 28, 2009	$21,581,000
March 31, 2009	$22,018,000
April 30, 2009 and each Fiscal Month ended thereafter	$23,331,000
(b) Maximum Consolidated Capital Expenditures, License Advances, Exclusive Distribution Costs and Software Development Costs. Holdings shall not make or incur any Capital Expenditures, License Advances, Exclusive Distribution Costs or Software Development Costs. Holdings shall not permit its Subsidiaries to make or incur Consolidated Capital Expenditures, License Advances, Exclusive Distribution Costs and Software Development Costs in an aggregate amount for all of its Subsidiaries to exceed the lesser of (i) the Permitted Capital Expenditure Amount (as hereinafter defined) for such period, and (ii) the amount specified below for such period.

Period	Amount
April 20, 2008 through Fiscal Month ended on or about May 31, 2008	$3,350,000
April 20, 2008 through Fiscal Month ended on or about June 30, 2008	$5,000,000
April 20, 2008 through Fiscal Month ended on or about July 31, 2008	$6,450,000
April 20, 2008 through Fiscal Month ended on or about August 31, 2008	$7,800,000
April 20, 2008 through Fiscal Month ended on or about September 30, 2008	$9,250,000
April 20, 2008 through Fiscal Month ended on or about October 31, 2008	$10,000,000

Period	Amount
April 20, 2008 through Fiscal Month ended on or about November 30, 2008	$10,750,000
April 20, 2008 through Fiscal Month ended on or about December 31, 2008	$11,500,000
April 20, 2008 through Fiscal Month ended on or about January 31, 2009	$12,250,000
April 20, 2008 through Fiscal Month ended on or about February 28, 2009	$13,000,000
April 20, 2008 through Fiscal Month ended on or about March 31, 2009	$13,750,000
April 20, 2008 through Fiscal Month ended on or about April 30, 2009	$14,500,000
Any period after April 30, 2009	An amount to be agreed between Borrowers and Agents
‘Permitted Capital Expenditure Amount’ shall mean each amount that is approved in writing by the Agents (which approval may be delivered by Agents to Holdings via email, and may not be unreasonably withheld) for such purpose for such period following receipt of a written request from Holdings therefor, supported by any schedules and other documentation Agents may reasonably request (it being understood and agreed that no amount approved by Agents shall be used for any purpose other than the purpose detailed in the applicable request).
(c) Maximum Lease Obligations. Holdings shall not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any personal property under leases or agreements to lease other than (A) obligations in respect of Capital Leases which would not cause the aggregate amount of all obligations under Capital Leases entered into after the Closing Date owing by Holdings and its Subsidiaries in the aggregate in any Fiscal Year to exceed the amounts set forth in subsection (b) of this Section 6.7, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by Holdings and its Subsidiaries in the aggregate in any Fiscal Year to exceed $10,000,000.
(d) Minimum Working Capital Availability. The Credit Parties shall not permit Working Capital Availability (after giving effect to the Revolver/Term Loan A Reserve, the Minimum Availability Amount and all other Reserves (as defined in the Working Capital Agreement) then in effect) to be less than zero.
(e) Minimum Asset Coverage. Credit Parties shall not permit, at any time, (i) the positive difference between (A) the Working Capital Borrowing Base at such time (without taking into account the Revolver/Term Loan A Reserve, the Minimum Availability Amount or any other Reserves (as defined in the Working Capital Agreement)) and

(B) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit) under the Working Capital Agreement and this Agreement at such time (such positive difference, the “Minimum Asset Coverage”) to be less than the correlative amount indicated below under the heading “Minimum Asset Coverage” for such period, or (ii) the percentage obtained by dividing (A) the amount specified in clause (i)(B) above at such time by (B) the amount specified in clause (i)(A) above at such time to be greater than the percentage specified below under the heading “Maximum Coverage Percentage” for such period:

		Maximum
	Minimum Asset	Coverage
Period	Coverage	Percentage
May 1, 2008 through May 31, 2008	$25,000,000	74.1%
June 1, 2008 through June 30, 2008	$30,000,000	69.3%
July 1, 2008 through July 31, 2008	$30,000,000	68.9%
August 1, 2008 through August 31, 2008	$30,000,000	69.8%
September 1, 2008 through September 30, 2008	$35,000,000	69.9%
October 1, 2008 through October 31, 2008	$60,000,000	60.4%
November 1, 2008 through November 30, 2008	$90,000,000	53.8%
December 1, 2008 through December 31, 2008	$70,000,000	56.5%
January 1, 2009 and all times thereafter	$60,000,000	60.0%
(f) Minimum Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as at any date specified below to be less than the correlative amount indicated below:

Fiscal Month Ended On or About	Fixed Charge Coverage Ratio
May 31, 2008	(0.45) : 1.00
June 30, 2008	(0.18) : 1.00
July 31, 2008	(0.20) : 1.00
August 30, 2008	(0.03) : 1.00
September 30, 2008	0.09 : 1.00
October 31, 2008	0.40 : 1.00
November 30, 2008	1.02 : 1.00
December 31, 2008	1.08 : 1.00
January 31, 2009 and each Fiscal Month ended thereafter	1.00 : 1.00

(g) Certain Calculations. For purposes of determining compliance with (i) the financial covenants set forth in this Section 6.7, (ii) the Fixed Charge Coverage Ratio requirements, and (iii) Working Capital Availability, in each case, in connection with a proposed Permitted Acquisition or a proposed Restricted Junior Payment, Consolidated Adjusted EBITDA, the components of Consolidated Fixed Charges and Working Capital Availability shall be calculated with respect to such period on a pro-forma basis (including pro forma adjustments approved by Administrative Agent in its sole discretion) using the historical audited (if available) financial statement of any business so acquired or to be acquired (in connection with a proposed Permitted Acquisition) and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if the Permitted Acquisition or Restricted Junior Payment had been consummated at the beginning of such period.”
               (p) Section 6.8 of the Credit Agreement is hereby amended by amending and restating the final parenthetical contained in the introductory paragraph thereof to read in its entirety as follows:
“(other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures, License Advances, Exclusive Distribution Costs and Software Development Costs, in each case, in the ordinary course of business)”
               (q) Article VI of the Credit Agreement is hereby amended by adding a new section to the end thereof to read in its entirety as follows:
“6.24 Crave Business Plan. Holdings shall not fail to deliver to Agents (a) by not later than May 15, 2008, a business plan for Crave Entertainment Group, Inc., Crave Entertainment, Inc. and SVG Distribution, Inc. (collectively, the “Crave Entities”), in form and substance satisfactory to Agents, and (b) by not later than June 30, 2008, a historical and projected return on investment report for each title owned by the Crave Entities, which report shall be in form and substance satisfactory to Agents.”

     3. Waiver. (a) Credit Parties have advised Agents and Lenders that certain Events of Default have occurred and are continuing under Section 8.1 of the Credit Agreement due to the failure of Credit Parties to comply with (i) Section 5.24 of the Credit Agreement by reason of the Credit Parties failing to retain an investment banker, acceptable to the Agents, for the purpose of exploring strategic options with respect to specified discrete businesses, pursuant to a written agreement in form and substance acceptable to Agents and Lenders, and failing to deliver a fully-executed copy of such agreement to the Administrative Agent, certified as true and correct by an Authorized Officer of Holdings, in each case, by March 31, 2008, (ii) Section 6.6(a)(v) of the Credit Agreement, by reason of the Credit Parties maintaining more than $2,000,000 in Deposit Accounts in the United Kingdom for more than one Business Day prior to the date hereof, (iii) Section 5.21 of the Credit Agreement, by reason of the Credit Parties failing to deliver control agreements to the Administrative Agent with respect to all Deposit Accounts maintained by any Credit Party in the U.K by April 15, 2008, and (iv) Section 5.1(i) of the Credit Agreement, by reason of the Credit Parties failing to include information for the 2010, 2011 and 2012 Fiscal Years of the Credit Parties in the Financial Plan delivered to the Agents on May 5, 2008 (such Events of Default, the “Specified Events of Default”).
          (b) At the request of Credit Parties, effective upon the Amendment Effective Date, each of Agents and Lenders hereby waives each Specified Event of Default that occurred prior to the date hereof.
          (c) The waivers set forth in Section 3(b) above shall be effective only in this specific instance and for the specific purposes set forth herein, and do not allow for any other or further departure from the terms and conditions of the Credit Agreement (including, without limitation, any further violation of Sections 5.24, 6.6(a)(v), 5.21 or 5.1(i) of the Credit Agreement), or any further amendment of any other provision of the Credit Agreement or any other Credit Document, which terms and conditions shall continue in full force and effect.
     4. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction in full of the following conditions precedent:
     (a) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in this Amendment, the Credit Agreement and the other Credit Documents shall be correct on and as of the date of this Amendment as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing (or would result from this Amendment becoming effective in accordance with its terms).
     (b) Administrative Agent shall have received counterparts of this Amendment that bear the signatures of each of Credit Parties, Agents and Lenders.
     (c) Administrative Agent shall have received a copy of an amendment (or similar agreement), in form and substance reasonably satisfactory to Agents, duly executed by Credit Parties, Working Capital Agent, and Working Capital Lenders amending and waiving the corresponding provisions of the Working Capital Agreement.
     5. Credit Parties’ Representations and Warranties. Each Credit Party represents and warrants to Agents and Lenders as follows:
     (a) Such Credit Party (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Credit Agreement, as amended hereby.
     (b) The execution, delivery and performance by such Credit Party of this Amendment and the performance by such Credit Party of the Credit Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Credit Party’s organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Credit Party or any of such Credit Party’s properties, and (iii) except as provided in the Credit Documents, do not and will not result in or require the creation of any Lien, upon or with respect to such Credit Party’s property.
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Credit Party of this Amendment or the performance by such Credit Party of the Credit Agreement, as amended hereby.
     (d) This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
     (e) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) other than the Specified Events of Default, no Default or Event of Default has occurred and is continuing (or would result from this Amendment becoming effective in accordance with its terms).
     6. Continued Effectiveness of Credit Agreement. Each Credit Party hereby confirms and agrees that (a) the Credit Agreement and each other Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Credit Document to “the Credit Agreement”, “hereto”, “hereof”, “hereunder”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (b) to the extent that any such Credit Document purports to assign or pledge to Collateral Agent, for the ratable benefit of Lenders, or to grant to Collateral Agent, for the ratable benefit of Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Credit Party, or any of their respective Subsidiaries from time to time existing in respect of the Credit Agreement and the other Credit Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects, (c) the execution and delivery of this Amendment does not limit any other action that the Administrative Agent is entitled to take, or that the Credit Parties are required to perform, under the Fifth Amendment Fee Letter, and (d) no amendment or waiver of any terms or provisions of the Credit Agreement, or the amendments or waivers granted hereunder, shall relieve any Credit Party from complying with such terms and provisions other than as expressly amended or waived hereby or from complying with any other term or provision thereof or herein.
     7. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, Credit Parties wish (and Agents and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any Agent’s or any Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.
     8. Miscellaneous.
     (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic method shall be equally as effective as delivery of an original executed counterpart of this Amendment.
     (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Amendment hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.
     (d) Borrowers will pay on demand all reasonable fees, costs and expenses of Agents and Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees disbursements and other charges of counsel to Agents and Lenders.
     (e) This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and interpreted in accordance with the terms thereof. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:

Name:
Title:

HANDLEMAN SERVICES COMPANY

By:

Name:
Title:

HANDLEMAN REAL ESTATE LLC

By:

Name:
Title:

ARTIST TO MARKET DISTRIBUTION LLC

By:

Name:
Title:

REPS, L.L.C.

By:

Name:
Title:
Sixth Amendment To Credit And Guaranty Agreement

CREDIT PARTIES:

HANDLEMAN COMPANY

By:

Name:
Title:

CRAVE ENTERTAINMENT GROUP, INC.

By:

Name:
Title:

HANLEY ADVERTISING COMPANY

By:
Name:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:

Name:
Title:

HANDLEMAN UK LIMITED

By:

Name:
Title:
Sixth Amendment To Credit And Guaranty Agreement

SVG DISTRIBUTION, INC.

By:

Name:
Title:

CRAVE ENTERTAINMENT, INC.

By:

Name:
Title:
Sixth Amendment To Credit And Guaranty Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

SILVER POINT FINANCE, LLC,
as Administrative Agent and Collateral Agent

By:

Name:
Title:
Sixth Amendment To Credit And Guaranty Agreement

LENDERS:

SPF CDOI, LTD.

By:

Name:
Title:

SPCP GROUP, LLC

By:

Name:
Title:

THERMOPYLAE FUNDING CORP.

By:

Name:
Title:

FIELD POINT I, LTD.

By:

Name:
Title:

FIELD POINT II, LTD.

By:

Name:
Title:
Sixth Amendment To Credit And Guaranty Agreement